Exhibit 10.10 (b)

11/28/07

FIRST AMENDMENT

TO THE RURAL CELLULAR CORPORATION

KEY EMPLOYEE

DEFERRED COMPENSATION PLAN II

Effective as of January 1, 2005, Rural Cellular Corporation (the “Company”) established the Rural Cellular Corporation Key Employee Deferred Compensation Plan II (the “Plan”), which Plan is now in full force and effect.  The Compensation Committee of the Company’s Board of Directors now wishes to make certain changes to the Plan and, to accomplish that purpose, it has adopted the following amendments to the Plan:

1.	The first sentence of Section 1.4 of the Plan (“Change in Control”) is amended in its entirety, to read as follows:

“A Change in Control shall occur upon the occurrence of a Change in the Ownership of the Company, a Change in Effective Control of the Company, or a Change in Ownership of the Company’s Assets.”

2.	A new Section 4.8 is added at the end of Article 4 of the Plan, to read as follows:

“4.8           Payment upon a Change in Control.  Notwithstanding the foregoing provisions of this Article IV or of any other provision of the Plan to the contrary, and notwithstanding any contrary election made by a Participant, payment of a Participant’s Deferred Compensation shall be made to the Participant in a lump sum within five days after the occurrence of a Change in Control; provided, that: (a) no payments shall be made pursuant to this Section 4.8 before January 1, 2008; and (b) this Section 4.8 shall not be applied to delay any payment that would otherwise have been made in 2007.”

This amendment is effective as of December 31, 2007, and it shall be applicable with respect to a Change in Control that occurs on, or after that date.  The changes made by this amendment are intended to qualify for the transitional relief set forth in Q&A-19(c) of IRS Notice 2005-1, as amended and clarified by IRS Notices 2006-79 and 2007-86, and they shall be interpreted, administered and construed consistent with said intent.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, this ____ of ___________________, 2007.

RURAL CELLULAR CORPORATION

By

Its

The undersigned hereby consent to the adoption of the foregoing amendments, effective as of December 31, 2007.

Date:  December 31, 2007                         /s/ Richard P. Ekstrand

Richard P. Ekstrand

Date: December 31, 2007                         /s/ Ann K. Newhall

Ann K. Newhall

Date: December 31, 2007                         /s/ Wesley E. Schultz

Wesley E. Schultz